CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CS Financing Corporation (the “Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Mark Williams, Chief Financial Officer (and Principal Financial and Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2009

 __/s/ Mark Williams________
MARK WILLIAMS,
Chief Financial Officer (and Principal Financial and Accounting Officer),
 of the Company

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.